                                                                    EXHIBIT 99.1


THE CHASE MANHATTAN CORPORATION
270 Park Avenue
New York, NY 10017-2070

                                  NEWS RELEASE




Investor Contact: John Borden                      Press Contacts: Kathleen Baum
                  212-270-7318                                     212-270-5089
                                                                   John Stefans
    For Immediate Release                                          212-270-7438


            CHASE'S EARNINGS PER SHARE UP 23 PERCENT IN THIRD QUARTER



    New York, October 21, 1997 -- The Chase Manhattan Corporation (NYSE:CMB) today reported that fully diluted earnings per share before restructuring costs rose to $2.26 from $1.83 in the third quarter of 1996. Net income on the same basis rose to $1,027 million from $878 million in the prior year quarter. Including merger-related restructuring costs, net income was $982 million, versus $858 million in the third quarter of 1996.

    THIRD QUARTER HIGHLIGHTS

    - Revenue on a managed basis rose 15 percent, with double-digit growth in a range of businesses including consumer credit, asset management and private banking, operating services, trading and investment banking.

    - Total noninterest expenses, before merger-related restructuring costs, rose 13 percent, including $85 million related to the accelerated vesting of stock-based incentive awards.

    - Return on average common stockholders' equity rose to 21 percent, from 18 percent in the third quarter of 1996.

    - The efficiency ratio improved to 53 percent, on an operating basis excluding the $85 million charge mentioned above.

    "It was another excellent quarter for Chase with strong revenue and bottom line results validating the power of our franchise across both wholesale and consumer businesses," said Walter V. Shipley, chairman and chief executive officer.


                                     (More)

THIRD QUARTER LINE OF BUSINESS RESULTS

Global Wholesale Banking

    Operating net income from Global Wholesale Banking rose 50 percent to $736 million, as total revenues increased 23 percent.

    Net income from Chase's global markets businesses rose 32 percent, spurred by a second consecutive quarter of record trading results. Total trading revenues were $678 million, including $173 million of trading related net interest income. Chase's market-making and client-driven activities continued to benefit from increasing demand and a positive trading environment. Revenues from foreign exchange, emerging market activities and derivatives were particularly strong.

    Corporate finance and loan syndication fees of $308 million surpassed record second quarter 1997 levels and were 30 percent higher than in the third quarter of 1996. Investment banking deal flow continued to be robust, reflecting market share gains in high-yield and investment-grade underwriting and higher levels of corporate finance activities outside the United States.

    Net income from global operating services rose 61 percent, as revenues increased by 13 percent and expenses remained flat. Global investor services and global trust saw particularly vibrant revenue growth, reflecting new business and higher levels of assets under trust and custody.

    Net income from global asset management and private banking rose 59 percent. Revenues grew 22 percent, reflecting an increased volume of global banking transactions for private banking clients and higher levels of client assets.

    Equity-related investment revenues of $243 million rose substantially from year-ago levels, reflecting gains in Chase's $3.2 billion portfolio, as market conditions continued to favor corporate mergers and small cap stocks.

Regional and Nationwide Consumer Banking

    Operating net income from Regional and Nationwide Consumer Banking rose 12 percent to $387 million, driven by a nine percent rise in revenues.

    Credit card revenues rose 15 percent as average managed receivables increased by 13 percent, reflecting growth in both the core portfolio and from co-branded initiatives. Net income was $86 million, significantly higher than 1997 second quarter levels, and up six percent from the third quarter of 1996. Credit card charge-offs declined from second quarter levels, reflecting the improvement in credit card loss ratios and delinquency rates.

    Net income from mortgage banking rose 46 percent, reflecting continuing benefits from the reengineering of Chase's mortgage origination business. Both loan origination and mortgage servicing levels increased, boosting revenues by 15 percent.

    National consumer finance revenues increased by 13 percent, with solid growth in both Chase auto finance and other consumer credit activities. Average managed auto finance receivables rose 15 percent from 1996 third quarter levels.

    Net income for tri-state regional banking, which includes retail payment and investments and middle market banking, increased by 18 percent, reflecting modest revenue growth and the benefits of ongoing productivity and efficiency initiatives.

    Texas Commerce Bank's net income rose by 17 percent, with higher loan volumes and fee-based activities contributing to an 11 percent increase in revenues.

THIRD QUARTER FINANCIAL INFORMATION

Asset Quality

    The provision for credit losses was $190 million, compared with $220 million in the third quarter of 1996.

    Total managed consumer net charge-offs in the third quarter of 1997 were $442 million, of which $196 million were related to assets retained on the balance sheet. That compared with net charge-offs of $354 million in the third quarter of 1996, of which $210 million were related to retained assets.

    Managed credit card net charge-offs were 5.57 percent of average managed receivables, down from their peak of 5.99 percent in the second quarter. Managed credit card net charge-offs in the third quarter of 1996 were 4.95 percent.

    Total domestic commercial net charge-offs were $1 million in the third quarter of 1997 compared with total net charge-offs of $2 million in the third quarter of 1996.

    Nonperforming assets, at September 30, 1997, were $1,036 million, compared with $1,106 million on June 30, 1997, and $1,517 million on September 30, 1996.

Other Financial Data

    Total noninterest operating expense rose to $2,488 in the third quarter of 1997. The quarter included incremental merger savings of $130 million, which were offset by investment spending and increased incentives related to higher revenues. The quarter also included $85 million of expenses related to the accelerated vesting of stock-based incentive awards, and restructuring expenses of $71 million.

    During the 1997 third quarter, Chase purchased approximately 7.0 million common shares as part of a stock repurchase plan announced in October of 1996. Chase reissued approximately 4.3 million treasury shares under its employee benefit plans, resulting in a net repurchase of 2.7 million shares ($348 million) of its common stock.

The Adoption of New Market Risk Capital Guidelines

    During the third quarter, Chase elected early adoption of the Federal Reserve Board's new guidelines for incorporating market risk in the calculation of risk adjusted capital. These guidelines incorporate the use of internal models to measure market risk. In addition, the capital and assets of Chase Securities Inc. are included in the calculation of risk-based capital ratios at the holding company level.

    At September 30, 1997, Chase's estimated Tier 1 and total risk-based capital ratios were 7.8 percent and 11.6 percent, respectively, and its leverage ratio was 6.1 percent.

                                      # # #

CHASE'S NEWS RELEASES AND QUARTERLY FINANCIAL RESULTS ARE AVAILABLE ON THE INTERNET AT www.Chase.com.

                THE CHASE MANHATTAN CORPORATION AND SUBSIDIARIES
                              FINANCIAL HIGHLIGHTS
                      (IN MILLIONS, EXCEPT PER SHARE DATA)

                                                      THREE MONTHS ENDED           NINE MONTHS ENDED
                                                         SEPTEMBER 30,               SEPTEMBER 30,
                                                    ------------------------    ------------------------
                                                      1997           1996         1997           1996
                                                    ---------      ---------    ---------      ---------
EARNINGS:
Income Before Restructuring Costs                   $   1,027      $     878    $   2,942      $   2,685 (a)
Restructuring Costs (After-Tax) (b)                       (45)           (20)        (108)        (1,060)
                                                    ---------      ---------    ---------      ---------
Net Income                                          $     982      $     858    $   2,834      $   1,625
                                                    =========      =========    =========      =========
Net Income Applicable to Common Stock               $     941      $     803    $   2,687      $   1,461
                                                    =========      =========    =========      =========

INCOME PER COMMON SHARE:
Primary:
    Income Before Restructuring Costs               $    2.27      $    1.85    $    6.40      $    5.66 (a)
    Restructuring Costs (After-Tax) (b)                 (0.10)         (0.05)       (0.24)         (2.38)
                                                    ---------      ---------    ---------      ---------
    Net Income                                      $    2.17      $    1.80    $    6.16      $    3.28
                                                    =========      =========    =========      =========
Assuming Full Dilution:
    Income Before Restructuring Costs               $    2.26      $    1.83    $    6.32      $    5.57 (a)
    Restructuring Costs (After-Tax) (b)                 (0.10)         (0.05)       (0.24)         (2.34)
                                                    ---------      ---------    ---------      ---------
    Net Income                                      $    2.16      $    1.78    $    6.08      $    3.23
                                                    =========      =========    =========      =========

PER COMMON SHARE:
Book Value at September 30,                         $   46.19      $   42.03    $   46.19      $   42.03
Market Value at September 30,                       $  118.00      $   80.13    $  118.00      $   80.13
Common Stock Dividends Declared (c)                 $    0.62      $    0.56    $    1.86      $    1.68

COMMON SHARES OUTSTANDING:
Average Common and Common Equivalent Shares             433.6          447.2        436.5          446.0
Average Common Shares Assuming Full Dilution            436.3          450.5        442.2          452.3
Common Shares at Period End                             420.6          439.9        420.6          439.9

PERFORMANCE RATIOS: (AVERAGE BALANCES) (d)
Income Before Restructuring Costs:
    Return on Assets                                     1.13%          1.08%        1.13%          1.13%
    Return on Common Stockholders' Equity               20.56%         18.35%       20.11%         18.96% (a)
    Return on Total Stockholders' Equity                19.40%         17.04%       18.77%         17.57%
Net Income:
    Return on Assets                                     1.08%          1.06%        1.08%          0.68%
    Return on Common Stockholders' Equity               19.63%         17.90%       19.33%         10.99%
    Return on Total Stockholders' Equity                18.55%         16.65%       18.08%         10.63%
Efficiency Ratio (e)                                       57%            58%          57%            59%
Efficiency Ratio - Excluding Securitizations (e)           53%            56%          54%            57%


CAPITAL RATIOS AT SEPTEMBER 30:
Common Stockholders' Equity to Assets                                                 5.3%           5.7%
Total Stockholders' Equity to Assets                                                  5.8%           6.6%
Tier 1 Leverage                                                                       6.1% (f)       7.0%
Risk-Based Capital:
    Tier 1 (4.0% required)                                                            7.8% (f)*      8.4%
    Total (8.0% required)                                                            11.6% (f)*     12.2%

FULL-TIME EQUIVALENT EMPLOYEES AT SEPTEMBER 30,                                    68,396         67,828

(a) Includes nonrecurring items which had a $70 million net favorable impact on net income. Excluding these items, net income was $2,615 million, primary earnings per share was $5.50, fully-diluted earnings per share was $5.42 and return on common stockholders' equity was 18.43%.

(b) Reflects merger-related restructuring charge of $1,022 million, after-tax, which was recorded on March 31, 1996. In addition, after-tax merger-related expenses were incurred and recognized under an existing accounting pronouncement ($45 million in the third quarter of 1997 and $108 million in the first nine months of 1997, compared with $20 million and $38 million, respectively, for the prior year's periods).

(c) The Corporation increased its quarterly common stock dividend to $0.62 per share, from $0.56 per share, in the first quarter of 1997.

(d) Performance ratios are based on annualized amounts.

(e) Excludes restructuring costs, foreclosed property expense, charges for accelerated vesting of stock-based incentive awards and nonrecurring items.

(f) During the third quarter, the Corporation elected early adoption of the Federal Reserve Board's new guidelines for calculating risk-adjusted capital. The guidelines incorporate a measure of market risk and now include the assets and off-balance sheet financial instruments of the Corporation's securities subsidiary, Chase Securities Inc., as well as the Corporation's investment in this subsidiary. Prior period ratios have not been restated.

*   Estimated

                THE CHASE MANHATTAN CORPORATION AND SUBSIDIARIES
                        CONSOLIDATED STATEMENT OF INCOME
                      (IN MILLIONS, EXCEPT PER SHARE DATA)

                                                                    THREE MONTHS ENDED
                                                             --------------------------------
                                                            SEPT. 30,    JUNE 30,     SEPT. 30,
                                                              1997         1997         1996
                                                             ------       ------       ------
INTEREST INCOME
Loans                                                        $3,271       $3,082       $3,042
Securities                                                      720          735          690
Trading Assets                                                  732          705          482
Federal Funds Sold and Securities Purchased Under Resale
   Agreements                                                   623          697          549
Deposits with Banks                                             149          114          112
                                                             ------       ------       ------
    Total Interest Income                                     5,495        5,333        4,875
                                                             ------       ------       ------

INTEREST EXPENSE
Deposits                                                      1,714        1,568        1,416
Short-Term and Other Borrowings                               1,451        1,510        1,213
Long-Term Debt                                                  284          273          220
                                                             ------       ------       ------
    Total Interest Expense                                    3,449        3,351        2,849
                                                             ------       ------       ------

NET INTEREST INCOME                                           2,046        1,982        2,026
Provision for Credit Losses                                     190          189          220
                                                             ------       ------       ------
NET INTEREST INCOME AFTER PROVISION FOR CREDIT LOSSES         1,856        1,793        1,806
                                                             ------       ------       ------

NONINTEREST REVENUE
Corporate Finance and Syndication Fees                          308          283          237
Trust, Custody and Investment Management Fees                   338          321          295
Credit Card Revenue                                             304          248          277
Service Charges on Deposit Accounts                              94           95           97
Fees for Other Financial Services                               411          392          393
Trading Revenue                                                 505          491          343
Securities Gains                                                 58           30           34
Revenue from Equity-Related Investments                         243          179          112
Other Revenue                                                   102          119          111
                                                             ------       ------       ------
    Total Noninterest Revenue                                 2,363        2,158        1,899
                                                             ------       ------       ------

NONINTEREST EXPENSE
Salaries                                                      1,292 (a)    1,110        1,040
Employee Benefits                                               206          219          211
Occupancy Expense                                               194          193          204
Equipment Expense                                               192          193          179
Foreclosed Property Expense                                       6           --            2
Other Expense                                                   700 (b)      685 (b)      652
                                                             ------       ------       ------
    Total Noninterest Expense Before Restructuring Charge     2,590        2,400        2,288
Restructuring Charge and Expenses                                71           71           32
                                                             ------       ------       ------
    Total Noninterest Expense                                 2,661        2,471        2,320
                                                             ------       ------       ------
INCOME BEFORE INCOME TAX EXPENSE                              1,558        1,480        1,385
Income Tax Expense                                              576          555          527
                                                             ------       ------       ------
NET INCOME                                                   $  982       $  925       $  858
                                                             ======       ======       ======
NET INCOME APPLICABLE TO COMMON STOCK                        $  941       $  874       $  803
                                                             ======       ======       ======

NET INCOME PER COMMON SHARE:
    Primary                                                  $ 2.17       $ 2.00       $ 1.80
                                                             ======       ======       ======
    Assuming Full Dilution                                   $ 2.16       $ 2.00       $ 1.78
                                                             ======       ======       ======

(a) Includes $85 million of costs for the accelerated vesting of stock-based incentive awards.

(b) Includes minority interest related to the issuance of preferred stock by a subsidiary ("Series A Preferred Shares") of $11 million in each of the third and second quarters of 1997.

Certain amounts have been reclassified to conform to current presentation.

                THE CHASE MANHATTAN CORPORATION AND SUBSIDIARIES
                        CONSOLIDATED STATEMENT OF INCOME
                      (IN MILLIONS, EXCEPT PER SHARE DATA)

                                                               NINE MONTHS ENDED
                                                                  SEPTEMBER 30,
                                                             -----------------------
                                                               1997           1996
                                                             --------       --------
INTEREST INCOME
Loans                                                        $  9,465       $  9,311
Securities                                                      2,177          2,095
Trading Assets                                                  2,063          1,283
Federal Funds Sold and Securities Purchased Under Resale
   Agreements                                                   1,879          1,564
Deposits with Banks                                               369            440
                                                             --------       --------
    Total Interest Income                                      15,953         14,693
                                                             --------       --------

INTEREST EXPENSE
Deposits                                                        4,797          4,518
Short-Term and Other Borrowings                                 4,263          3,326
Long-Term Debt                                                    814            668
                                                             --------       --------
    Total Interest Expense                                      9,874          8,512
                                                             --------       --------

NET INTEREST INCOME                                             6,079          6,181 (a)
Provision for Credit Losses                                       599            715
                                                             --------       --------
NET INTEREST INCOME AFTER PROVISION FOR CREDIT LOSSES           5,480          5,466
                                                             --------       --------

NONINTEREST REVENUE
Corporate Finance and Syndication Fees                            767            731
Trust, Custody and Investment Management Fees                     969            882
Credit Card Revenue                                               830            743
Service Charges on Deposit Accounts                               280            296
Fees for Other Financial Services                               1,186          1,152
Trading Revenue                                                 1,401          1,085
Securities Gains                                                  189            110
Revenue from Equity-Related Investments                           586            554
Other Revenue                                                     412 (b)        180 (c)
                                                             --------       --------
    Total Noninterest Revenue                                   6,620          5,733
                                                             --------       --------

NONINTEREST EXPENSE
Salaries                                                        3,526 (d)      3,162
Employee Benefits                                                 647            741 (e)
Occupancy Expense                                                 574            632
Equipment Expense                                                 575            544
Foreclosed Property Expense                                         9            (15)
Other Expense                                                   2,076          1,963
                                                             --------       --------
    Total Noninterest Expense Before Restructuring Charge       7,407          7,027
Restructuring Charge and Expenses                                 172          1,710
                                                             --------       --------
    Total Noninterest Expense                                   7,579          8,737
                                                             --------       --------
INCOME BEFORE INCOME TAX EXPENSE                                4,521          2,462
Income Tax Expense                                              1,687            837 (f)
                                                             --------       --------
NET INCOME                                                   $  2,834       $  1,625
                                                             ========       ========
NET INCOME APPLICABLE TO COMMON STOCK                        $  2,687       $  1,461
                                                             ========       ========

NET INCOME PER COMMON SHARE:
   Primary                                                   $   6.16       $   3.28
                                                             ========       ========
   Assuming Full Dilution                                    $   6.08       $   3.23
                                                             ========       ========

(a) Includes $54 million of interest related to tax audit settlements.

(b) Includes $44 million gain on the sale of a partially-owned foreign investment.

(c) Includes $60 million loss on the sale of a building in Japan.

(d) Includes $135 million of costs for the accelerated vesting of stock-based incentive awards.

(e) Includes $40 million charge related to combining the Corporation's foreign retirement plans.

(f) Includes tax benefits related to the restructuring charge as well as aggregate tax benefits and refunds.

Certain amounts have been reclassified to conform to current presentation.

                THE CHASE MANHATTAN CORPORATION AND SUBSIDIARIES
                           NONINTEREST REVENUE DETAIL
                                  (IN MILLIONS)

                                               THREE MONTHS ENDED           NINE MONTHS ENDED
                                         -----------------------------      ------------------
                                        SEPT. 30,   JUNE 30,  SEPT. 30,       SEPTEMBER 30,
                                          1997       1997       1996         1997       1996
                                         -------    -------    -------      -------    -------
FEES FOR OTHER FINANCIAL SERVICES:
Fees in Lieu of Compensating Balances    $    81    $    74    $    75      $   236    $   223
Commissions on Letters of Credit and
 Acceptances                                  78         74         81          224        252
Mortgage Servicing Fees                       59         62         55          177        159
Loan Commitment Fees                          30         29         32           86         92
Other Fees                                   163        153        150          463        426
                                         -------    -------    -------      -------    -------
    Total                                $   411    $   392    $   393      $ 1,186    $ 1,152
                                         =======    =======    =======      =======    =======

TRADING-RELATED REVENUE: (a)
Interest Rate Contracts                  $   159    $   217    $   124      $   559    $   450
Foreign Exchange Revenue                     228        175        108          572        341
Debt Instruments and Other                   291        263        243          780        711
                                         -------    -------    -------      -------    -------
    Total                                $   678    $   655    $   475      $ 1,911    $ 1,502
                                         =======    =======    =======      =======    =======

OTHER REVENUE:
Residential Mortgage
 Origination/Sales Activities            $    37    $    30    $    15      $    98    $    41
Net Losses on Emerging Markets
 Securities Sales                             --         --         --           --        (65)
Gain on Sale of Partially-owned
 Foreign Investment                           --         --         --           44         --
Loss on Sale of a Building in Japan           --         --         --           --        (60)
All Other Revenue                             65         89         96          270        264
                                         -------    -------    -------      -------    -------
    Total                                $   102    $   119    $   111      $   412    $   180
                                         =======    =======    =======      =======    =======

(a) Includes net interest income attributable to trading activities.

Certain amounts have been reclassified to conform to current presentation.


                THE CHASE MANHATTAN CORPORATION AND SUBSIDIARIES
                           NONINTEREST EXPENSE DETAIL
                                  (IN MILLIONS)


                                         THREE MONTHS ENDED              NINE MONTHS ENDED
                                  --------------------------------      -------------------
                                 SEPT. 30,    JUNE 30,     SEPT. 30,       SEPTEMBER 30,
                                   1997         1997         1996        1997         1996
                                  ------       ------       ------      ------       ------
OTHER EXPENSE:
Professional Services             $  139       $  136       $  127      $  408       $  397
Marketing Expense                     90          107           73         300          236
Telecommunications                    77           73           82         225          249
Amortization of Intangibles           41           41           42         123          127
Minority Interest                     19 (a)       20 (a)       16          58 (a)       36
All Other                            334          308          312         962          918
                                  ------       ------       ------      ------       ------
    Total                         $  700       $  685       $  652      $2,076       $1,963
                                  ======       ======       ======      ======       ======

(a) Includes minority interest related to the Series A Preferred Shares of $11 million in each of the third, second and first quarters of 1997.

                THE CHASE MANHATTAN CORPORATION AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEET
                                  (IN MILLIONS)


                                                                              SEPTEMBER 30,    SEPTEMBER 30,
                                                                                  1997             1996
                                                                                ---------        ---------
ASSETS
Cash and Due from Banks                                                          $  14,367        $  13,729
Deposits with Banks                                                                  4,152            4,433
Federal Funds Sold and Securities Purchased Under Resale Agreements                 38,958           26,586
Trading Assets:
    Debt and Equity Instruments                                                     42,456           32,952
    Risk Management Instruments                                                     33,296 (a)       26,883
Securities:
    Available-for-Sale                                                              43,987           42,477
    Held-to-Maturity                                                                 3,254            3,956
Loans (Net of Allowance for Loan Losses of $3,462 in 1997 and $3,697 in 1996)      159,625 (a)      146,636
Premises and Equipment                                                               3,733            3,636
Due from Customers on Acceptances                                                    2,226            2,789
Accrued Interest Receivable                                                          3,685            2,828
Other Assets                                                                        16,835           15,699
                                                                                 ---------        ---------
    TOTAL ASSETS                                                                 $ 366,574        $ 322,604
                                                                                 =========        =========

LIABILITIES
Deposits:
  Domestic:
    Noninterest-Bearing                                                          $  39,131        $  37,382
    Interest-Bearing                                                                69,587           64,374
  Foreign:
    Noninterest-Bearing                                                              3,777            3,591
    Interest-Bearing                                                                69,293           59,695
                                                                                 ---------        ---------
Total Deposits                                                                     181,788          165,042
Federal Funds Purchased and Securities Sold Under Repurchase Agreements             65,453           57,533
Commercial Paper                                                                     4,584            5,115
Other Borrowed Funds                                                                 7,085           12,509
Acceptances Outstanding                                                              2,226            2,776
Trading Liabilities                                                                 53,498           32,972
Accounts Payable, Accrued Expenses and Other Liabilities                            14,935 (a)       12,588
Long-Term Debt                                                                      13,899           12,379
Guaranteed Preferred Beneficial Interests in Corporation's
  Junior Subordinated Deferrable Interest Debentures                               1,390 (b)           --
                                                                                 ---------        ---------
    TOTAL LIABILITIES                                                              344,858          300,914
                                                                                 ---------        ---------
PREFERRED STOCK OF SUBSIDIARY                                                          550              550
                                                                                 ---------        ---------

STOCKHOLDERS' EQUITY
Preferred Stock                                                                      1,740            2,650
Common Stock                                                                           441              440
Capital Surplus                                                                     10,357           10,444
Retained Earnings                                                                   10,526            8,091
Net Unrealized Gain (Loss) on Securities Available-for-Sale,
 Net of Taxes                                                                          126             (480)
Treasury Stock, at Cost                                                             (2,024)              (5)
                                                                                 ---------        ---------
    TOTAL STOCKHOLDERS' EQUITY                                                      21,166           21,140
                                                                                 ---------        ---------
    TOTAL LIABILITIES, PREFERRED STOCK OF SUBSIDIARY
       AND STOCKHOLDERS' EQUITY                                                  $ 366,574        $ 322,604
                                                                                 =========        =========

(a) In accordance with a recently issued accounting pronouncement, the allowance for credit losses has been allocated into three components: a $3,462 million allowance for loan losses, which is reported net in Loans; an allowance for credit losses on derivative and foreign exchange financial instruments of $75 million, which is reported net in Trading Assets Risk Management Instruments; and an allowance for credit losses on letters of credit and guarantees of $170 million, which is reported in Other Liabilities. Prior period amounts have not been reclassified due to immateriality.

(b) Reflects issuances, by subsidiaries of the Corporation, in the fourth quarter 1996 and first quarter 1997 of Capital Securities which qualify as Tier l Capital for the Corporation.

                THE CHASE MANHATTAN CORPORATION AND SUBSIDIARIES
                        CONSOLIDATED STATEMENT OF CHANGES
                            IN STOCKHOLDERS' EQUITY
                                  (IN MILLIONS)



                                                                  NINE MONTHS ENDED
                                                                    SEPTEMBER 30,
                                                                ---------------------
                                                                  1997         1996
                                                                --------     --------
PREFERRED STOCK:
Balance at Beginning of Year                                    $  2,650     $  2,650
Redemption of Stock                                                 (910)          --
                                                                --------     --------
Balance at End of Period                                        $  1,740     $  2,650
                                                                --------     --------

COMMON STOCK:
Balance at Beginning of Year                                    $    441     $    458
Retirement of Treasury Stock                                          --          (20)
Issuance of Common Stock                                              --            2
                                                                --------     --------
Balance at End of Period                                        $    441     $    440
                                                                --------     --------

CAPITAL SURPLUS:
Balance at Beginning of Year                                    $ 10,459     $ 11,075
Retirement of Treasury Stock                                          --         (433)
Shares Issued for Employee Stock-Based
   Awards and Certain Related Tax Benefits                          (102)        (198)
                                                                --------     --------
Balance at End of Period                                        $ 10,357     $ 10,444
                                                                --------     --------

RETAINED EARNINGS:
Balance at Beginning of Year                                    $  8,627     $  7,997
Net Income                                                         2,834        1,625
Retirement of Treasury Stock                                          --         (557)
Cash Dividends Declared:
    Preferred Stock                                                 (147)       (164)
    Common Stock                                                    (789)       (818) (a)
Accumulated Translation Adjustment                                     1            8
                                                                --------     --------
Balance at End of Period                                        $ 10,526     $  8,091
                                                                --------     --------

NET UNREALIZED GAIN (LOSS) ON SECURITIES AVAILABLE-FOR-SALE:
Balance at Beginning of Year                                    $   (288)    $   (237)
Net Change in Fair Value of Securities Available-for-Sale,
    Net of Taxes                                                     414         (243)
                                                                --------     --------
Balance at End of Period                                        $    126     $   (480)
                                                                --------     --------

COMMON STOCK IN TREASURY, AT COST:
Balance at Beginning of Year                                    $   (895)    $ (1,107)
Retirement of Treasury Stock                                          --        1,010
Purchase of Treasury Stock                                        (2,036)      (1,007)
Reissuance of Treasury Stock                                         907        1,099
                                                                --------     --------
Balance at End of Period                                        $ (2,024)    $     (5)
                                                                --------     --------

TOTAL STOCKHOLDERS' EQUITY                                      $ 21,166     $ 21,140
                                                                ========     ========

(a) Includes fourth quarter 1995 common stock dividends of $80 million declared and paid by old Chase in the 1996 first quarter.

                THE CHASE MANHATTAN CORPORATION AND SUBSIDIARIES
                           CREDIT RELATED INFORMATION
                                  (IN MILLIONS)


                                          LOANS OUTSTANDING      NONPERFORMING ASSETS
                                         --------------------    --------------------
                                             SEPTEMBER 30,          SEPTEMBER 30,
                                           1997        1996        1997        1996
                                         --------    --------    --------    --------
Domestic Commercial:
        Commercial Real Estate           $  6,555    $  6,078    $    119    $    430
        Other Commercial                   43,908      38,368         310         459
                                         --------    --------    --------    --------
            Total Commercial Loans         50,463      44,446         429         889
                                         --------    --------    --------    --------
Domestic Consumer:
        Residential Mortgage               38,730      35,672         324         269
        Credit Card                        11,618      12,600          --          --
        Other Consumer                     21,712      22,176          32          28
                                         --------    --------    --------    --------
            Total Consumer Loans           72,060      70,448         356         297
                                         --------    --------    --------    --------
Total Domestic Loans                      122,523     114,894         785       1,186
Foreign                                    40,564      35,439         146         184
                                         --------    --------    --------    --------
Total Loans                              $163,087    $150,333         931       1,370
                                         ========    ========

Assets Acquired as Loan Satisfactions                                 105         147
                                                                 --------    --------
Total Nonperforming Assets                                       $  1,036    $  1,517
                                                                 ========    ========


                                              THREE MONTHS ENDED   NINE MONTHS ENDED
                                                 SEPTEMBER 30,       SEPTEMBER 30,
                                                ---------------     ---------------
                                                1997      1996      1997      1996
                                                -----     -----     -----     -----
Net Charge-Offs:
    Domestic Commercial:
        Commercial Real Estate                  $ (13)    $   6     $ (23)    $  32
        Other Commercial                           14        (4)       32        90
                                                -----     -----     -----     -----
            Total Commercial                        1         2         9       122
                                                -----     -----     -----     -----
    Domestic Consumer:
        Residential Mortgage                        8         7        21        22
        Credit Card                               132       152       403       462
        Other Consumer                             56        51       171       128
                                                -----     -----     -----     -----
            Total Consumer                        196       210       595       612
                                                -----     -----     -----     -----
    Total Domestic Net Charge-offs                197       212       604       734
    Foreign                                        (7)        8        (5)      (19)
                                                -----     -----     -----     -----
Subtotal Net Charge-offs                          190       220       599       715
    Charge Related to Conforming Credit Card
    Charge-off Policies                            --        --        --       102
                                                -----     -----     -----     -----
Total Net Charge-offs                           $ 190     $ 220     $ 599     $ 817
                                                =====     =====     =====     =====

                THE CHASE MANHATTAN CORPORATION AND SUBSIDIARIES
                         CREDIT CARD RELATED INFORMATION
                          (IN MILLIONS, EXCEPT RATIOS)



                                                          AS OF OR FOR THE        AS OF OR FOR THE
                                                         THREE MONTHS ENDED       NINE MONTHS ENDED
                                                            SEPTEMBER 30,           SEPTEMBER 30,
                                                         -------------------     -------------------
                                                          1997        1996        1997        1996
                                                         -------     -------     -------     -------
MANAGED CREDIT CARD PORTFOLIO:
Average Managed Credit Card Receivables                  $27,089     $23,936     $25,996     $23,457
Past Due 90 Days & Over and Accruing                     $   523     $   469     $   523     $   469
   As a Percentage of Average Credit Card Receivables       1.93%       1.96%       2.01%       2.00%
Net Charge-offs  (a)                                     $   378     $   296     $ 1,119     $   845
   As a Percentage of Average Credit Card Receivables       5.57%       4.95%       5.74%       4.80%


(a) Excludes charges related to conforming credit card charge-off policies.



FAVORABLE (UNFAVORABLE) IMPACT OF CREDIT CARD      THREE MONTHS ENDED   NINE MONTHS ENDED
  SECURITIZATIONS ON REPORTED CONSOLIDATED            SEPTEMBER 30,       SEPTEMBER 30,
   STATEMENT OF INCOME LINE ITEMS:                   ---------------     ---------------
                                                     1997      1996      1997      1996
                                                     -----     -----     -----     -----
Net Interest Income                                  $(319)    $(244)    $(913)    $(639)
Provision for Credit Losses                            249       148       730       409
Credit Card Revenue                                     58        95       152       217
Other Revenue                                           (7)       --        (9)       11
                                                     -----     -----     -----     -----
Pre-tax Income (Loss) Impact of Securitizations      $ (19)    $  (1)    $ (40)    $  (2)
                                                     =====     =====     =====     =====

                THE CHASE MANHATTAN CORPORATION AND SUBSIDIARIES
        CONDENSED AVERAGE CONSOLIDATED BALANCE SHEET, INTEREST AND RATES
              (TAXABLE-EQUIVALENT INTEREST AND RATES; IN MILLIONS)

                                               THREE MONTHS ENDED                                   THREE MONTHS ENDED
                                               SEPTEMBER 30, 1997                                   SEPTEMBER 30, 1996
                                    -----------------------------------------           -----------------------------------------
                                      AVERAGE                         RATE               AVERAGE                         RATE
                                      BALANCE       INTEREST       (ANNUALIZED)          BALANCE       INTEREST       (ANNUALIZED)
                                      -------       --------       ------------          -------       --------       ------------
ASSETS
Liquid Interest-Earning
  Assets                              $83,332        $1,504           7.16%              $70,864        $1,143           6.42%
Securities                             45,038           725           6.38%               42,478           694           6.50%
Loans                                 161,247         3,273           8.06%              150,076         3,045           8.07%
                                      -------         -----                              -------         -----
Total Interest-Earning
  Assets                              289,617         5,502           7.54%              263,418         4,882           7.37%
Total Noninterest-Earning
  Assets                               70,697                                             59,495
                                       ------                                             ------
    Total Assets                     $360,314                                           $322,913
                                     ========                                           ========
LIABILITIES
Total Interest-Bearing
  Deposits                           $139,091         1,714           4.89%             $125,179         1,416           4.50%
Total Short-Term and
  Other Borrowings                     93,693         1,451           6.14%               83,917         1,213           5.75%
Long-Term Debt                         14,552           284           7.75%               12,454           220           7.05%
                                       ------           ---                               ------           ---
Total Interest-Bearing
  Liabilities                         247,336         3,449           5.53%              221,550         2,849           5.12%
                                                      -----                                              -----
Noninterest-Bearing
  Deposits                             41,935                                             41,628
Other Noninterest-Bearing
  Liabilities                          49,493                                             39,162
                                       ------                                             ------
    Total Liabilities                 338,764                                            302,340
                                      -------                                            -------
PREFERRED STOCK OF
  SUBSIDIARY                              550                                                 78
                                          ---                                                 --
STOCKHOLDERS' EQUITY
Preferred Stock                         1,977                                              2,650
Common Stockholders'
  Equity                               19,023                                             17,845
                                       ------                                             ------
    Total Stockholders'
      Equity                           21,000                                             20,495
                                       ------                                             ------
    Total Liabilities
      and Stockholders' Equity       $360,314                                           $322,913
                                     ========                                           ========
INTEREST RATE SPREAD                                                2.01%                                              2.25%
                                                                    =====                                              =====
NET INTEREST INCOME AND
  NET YIELD ON INTEREST-
  EARNING ASSETS                                   $2,053           2.81%                             $2,033           3.07%
                                                   ======           =====                             ======           =====
NET INTEREST INCOME AND
  NET YIELD ON INTEREST-
  EARNING ASSETS -
  MANAGED BASIS  (a)                               $2,372           3.09%                             $2,277           3.29%
                                                   ======           =====                             ======           =====

                                               NINE MONTHS ENDED                                    NINE MONTHS ENDED
                                               SEPTEMBER 30, 1997                                   SEPTEMBER 30, 1996
                                     -----------------------------------------         -------------------------------------------
                                      AVERAGE                         RATE               AVERAGE                         RATE
                                      BALANCE       INTEREST      (ANNUALIZED)           BALANCE      INTEREST        (ANNUALIZED)
                                      -------       --------      ------------           -------      --------        ------------
ASSETS
Liquid Interest-Earning
  Assets                              $79,828        $4,311           7.22%              $65,733        $3,287           6.68%
Securities                             44,329         2,190           6.61%               42,574         2,110           6.62%
Loans                                 156,942         9,471           8.07%              150,107         9,320           8.29%
                                      -------         -----                              -------         -----
Total Interest-Earning
  Assets                              281,099        15,972           7.60%              258,414        14,717           7.61%
Total Noninterest-Earning
  Assets                               68,470                                             59,410
                                       ------                                             ------
    Total Assets                     $349,569                                           $317,824
                                     ========                                           ========

LIABILITIES
Total Interest-Bearing
  Deposits                           $135,332         4,797           4.74%             $129,878         4,518           4.65%
Total Short-Term and
  Other Borrowings                     89,048         4,263           6.40%               74,710         3,326           5.95%
Long-Term Debt                         14,040           814           7.75%               12,781           668           6.98%
                                       ------           ---                               ------           ---
Total Interest-Bearing
  Liabilities                         238,420         9,874           5.54%              217,369         8,512           5.23%
                                                      -----                                              -----
Noninterest-Bearing
  Deposits                             41,302                                             39,150
Other Noninterest-Bearing
  Liabilities                          48,343                                             40,867
                                       ------                                             ------
    Total Liabilities                 328,065                                            297,386
                                      -------                                            -------
PREFERRED STOCK OF
  SUBSIDIARY                              550                                                 26
                                          ---                                                 --
STOCKHOLDERS' EQUITY
Preferred Stock                         2,371                                              2,650
Common Stockholders'
  Equity                               18,583                                             17,762
                                       ------                                             ------
    Total Stockholders'
      Equity                           20,954                                             20,412
                                       ------                                             ------
    Total Liabilities
      and Stockholders' Equity       $349,569                                           $317,824
                                     ========                                           ========
INTEREST RATE SPREAD                                                  2.06%                                              2.38%
                                                                      =====                                              =====
NET INTEREST INCOME AND
  NET YIELD ON INTEREST-
  EARNING ASSETS                                     $6,098           2.90%                             $6,205           3.21%
                                                     ======           =====                             ======           =====
NET INTEREST INCOME AND
  NET YIELD ON INTEREST-
  EARNING ASSETS - MANAGED
  BASIS  (a)                                         $7,011           3.18%                             $6,844           3.40%
                                                     ======           =====                             ======           =====

(a) Excludes the impact of the credit card securitizations.

                THE CHASE MANHATTAN CORPORATION AND SUBSIDIARIES
                            LINES OF BUSINESS RESULTS
                          (IN MILLIONS, EXCEPT RATIOS)

                                         GLOBAL            REGIONAL AND NATIONWIDE
THREE MONTHS ENDED                  WHOLESALE BANKING          CONSUMER BANKING             TOTAL (a)
                                  ---------------------    ----------------------     ---------------------
      SEPTEMBER 30,                 1997         1996         1997         1996         1997         1996
------------------------------    --------     --------     --------     --------     --------     --------
REVENUES                          $  2,495     $  2,036     $  2,254     $  2,069     $  4,409     $  3,925
OPERATING NET INCOME                   736          491          387          347        1,027          878
AVERAGE COMMON EQUITY                9,884        9,535        6,601        6,483       19,023       17,845
AVERAGE ASSETS                     248,181      217,921      122,241      114,417      360,314      322,913
RETURN ON COMMON EQUITY (ROCE)        28.7%        19.3%        22.4%        20.0%        20.6%        18.4%
EFFICIENCY RATIO                        50%          57%          51%          55%          59%          58%


                            GLOBAL WHOLESALE BANKING
                             KEY FINANCIAL MEASURES

                                              1997                                       1996
                             --------------------------------------    ----------------------------------------
THREE MONTHS ENDED                       NET             EFFICIENCY                NET               EFFICIENCY
        SEPTEMBER 30,        REVENUE   INCOME    ROCE       RATIO      REVENUE    INCOME     ROCE       RATIO
---------------------        -------   ------    -----   ----------    -------    ------     -----   ----------
GLOBAL INVESTMENT BANKING
     AND CORPORATE LENDING    $ 577    $ 177     19.5%      40%         $ 577     $ 181      20.2%       38%
GLOBAL MARKETS                  869      287     44.9       48            684       217      37.7        51
CHASE CAPITAL PARTNERS          220      123     35.1       12             69        33      10.5        24
GLOBAL ASSET MANAGEMENT
     AND PRIVATE BANKING        199       43     42.5       64            163        27      22.1        71
GLOBAL SERVICES                 558      103     42.0       70            496        64      22.9        79
TERMINAL BUSINESSES (b)          25       --       NM       NM              1       (20)       NM        NM


                    REGIONAL AND NATIONWIDE CONSUMER BANKING
                             KEY FINANCIAL MEASURES

                                                1997                                             1996
                              ------------------------------------------     -------------------------------------------
THREE MONTHS ENDED                          NET               EFFICIENCY                 NET                  EFFICIENCY
        SEPTEMBER 30,         REVENUE     INCOME     ROCE       RATIO        REVENUE    INCOME         ROCE      RATIO
--------------------------    -------     ------     ----     ----------     -------    ------         ----   ----------
CREDIT CARDS                    $778       $ 86      18.5%       34%           $674       $ 81         21.7%       37%
RETAIL PAYMENTS AND
   INVESTMENTS (c)               519         82      30.0        72             509         68         24.5        76
MIDDLE MARKET                    209         52      23.8        49             204         46         16.7        53
MORTGAGE BANKING                 194         51      19.2        53             168         35         10.6        60
NATIONAL CONSUMER FINANCE        163         32      27.8        40             144         31         26.1        43
INTERNATIONAL CONSUMER            65         12      61.2        67              64         15         77.6        58
TEXAS COMMERCE                   348         84      22.6        59             314         72         20.3        62

(a) Total column includes Corporate results.

(b) Represents discontinued portfolios, primarily the remaining refinancing country debt and commercial real estate problem asset and nonperforming portfolio.

(c) Insurance products managed within Retail Payments and Investments, but included for reporting purposes in Credit Cards, Mortgage Banking, and National Consumer Finance, generated revenues of $24 million and $20 million in 1997 and 1996, respectively.

NM - Not meaningful

                THE CHASE MANHATTAN CORPORATION AND SUBSIDIARIES
                            LINES OF BUSINESS RESULTS
                          (IN MILLIONS, EXCEPT RATIOS)

                                             GLOBAL                   REGIONAL AND NATIONWIDE
                                        WHOLESALE BANKING                 CONSUMER BANKING                   TOTAL (a)
                                     -----------------------         ------------------------        ------------------------
NINE MONTHS ENDED
        SEPTEMBER 30,                  1997            1996            1997            1996            1997            1996
---------------------                --------        --------        --------        --------        --------        --------
REVENUES                             $  7,133        $  6,388        $  6,590        $  6,112        $ 12,699        $ 11,920
OPERATING NET INCOME                    2,078           1,656           1,054           1,019           2,942           2,615
AVERAGE COMMON EQUITY                   9,539           9,619           6,582           6,452          18,583          17,762
AVERAGE ASSETS                        240,882         215,931         119,968         112,266         349,569         317,824
RETURN ON COMMON EQUITY (ROCE)           28.1%           21.8%           20.4%           19.9%           20.1%           18.4%
EFFICIENCY RATIO                           51%             55%             53%             56%             58%             59%

                            GLOBAL WHOLESALE BANKING
                             KEY FINANCIAL MEASURES

                                                    1997                                                   1996
                                -------------------------------------------------    -----------------------------------------------
NINE MONTHS ENDED                              NET                     EFFICIENCY                    NET                  EFFICIENCY
        SEPTEMBER 30,           REVENUE      INCOME          ROCE         RATIO      REVENUE       INCOME       ROCE        RATIO
---------------------           -------      ------          ----      ----------    -------       ------       ----      ----------
GLOBAL INVESTMENT BANKING
     AND CORPORATE LENDING       $1,614       $  491          18.2%         39%       $1,676       $  535       19.9%         37%
GLOBAL MARKETS                    2,590          898          52.5          46         1,985          595       33.6          54
CHASE CAPITAL PARTNERS              532          292          33.2          13           529          300       36.6           9
GLOBAL ASSET MANAGEMENT
     AND PRIVATE BANKING            552          110          32.9          67           499           87       24.1          69
GLOBAL SERVICES                   1,593          262          33.0          73         1,459          189       22.6          79
TERMINAL BUSINESSES (b)              51          (20)           NM          NM            30          (40)        NM          NM



                    REGIONAL AND NATIONWIDE CONSUMER BANKING
                             KEY FINANCIAL MEASURES

                                                     1997                                                 1996
                                -------------------------------------------------    -----------------------------------------------
NINE MONTHS ENDED                              NET                     EFFICIENCY                    NET                  EFFICIENCY
        SEPTEMBER 30,           REVENUE      INCOME        ROCE           RATIO      REVENUE       INCOME       ROCE        RATIO
---------------------           -------      ------        ----        ----------    -------       ------       ----      ----------
CREDIT CARDS                    $2,228       $  180         14.9%         37%       $1,949       $  224         19.9%         39%
RETAIL PAYMENTS AND
   INVESTMENTS (c)               1,548          241         29.2          73         1,514          212         25.9          75
MIDDLE MARKET                      632          162         21.6          48           620          142         17.6          52
MORTGAGE BANKING                   566          143         16.1          54           492           84          8.5          66
NATIONAL CONSUMER FINANCE          480           87         25.2          41           447          101         29.4          42
INTERNATIONAL CONSUMER             195           41         71.4          62           188           44         76.9          59
TEXAS COMMERCE                     993          222         19.9          61           925          204         19.2          63

(a) Total column includes Corporate results.

(b) Represents discontinued portfolios, primarily the remaining refinancing country debt and commercial real estate problem asset and nonperforming portfolio.

(c) Insurance products managed within Retail Payments and Investments, but included for reporting purposes in Credit Cards, Mortgage Banking, and National Consumer Finance, generated revenues of $74 million and $55 million in 1997 and 1996, respectively.

NM - Not meaningful